AGREEMENT

This Agreement (the “Agreement”) is made as of August 29, 2007 (the “Effective Date”) by and among Fortress International Group, Inc., a Delaware corporation (the “Company”), and Thomas P. Rosato (“Rosato”).

WITNESSETH:

WHEREAS, the Company issued on January 19, 2007 a Convertible Promissory Note in the amount of $5,000,000 to the order of Rosato in connection with the acquisition of TSS/Vortech (the “Rosato Note”); and

WHEREAS, the Rosato Note bears interest at six percent per year and has a term of five years; and

WHEREAS, the interest on the Rosato Note is payable during the first two years of Rosato Note with principal payments commencing on the second anniversary of the note and continuing throughout the balance of the term of the note in equal quarterly installments of $416,667; and

WHEREAS, the Company and Rosato desire to revise the repayment terms of the Rosato Note so as to retire $2,500,000 of the Rosato Note by paying Rosato $2,000,000 which is to be used by him to purchase securities of the Company pursuant to a trading 10b5-1 Plan with a designated broker.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, the parties hereto hereby represent, warrant, covenant and agree as follows:

1. Prepayment of Portion of Note. The Company hereby undertakes to pay down a portion of the Rosato Note in the amount of $2,000,000 as a prepayment of the Rosato Note and Rosato agrees that such prepayment shall retire $2,500,000 of the Rosato Note.

2. Purchase of Company Securities. Rosato hereby agrees to use the $2,000,000 of funds received from the Company to purchase the Company’s publicly traded common stock and warrants pursuant to the 10b5-1 Plan with a designated broker attached hereto as Exhibit A and in accordance with the conditions of Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

3. Miscellaneous.

(a) This Agreement shall be governed by the laws of the State of Maryland, without regard to principles of conflicts of laws.

(b) Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid by telecopy, or by courier service.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and Rosato have executed this Agreement as of the date first written above.

FORTRESS INTERNATIONAL GROUP, INC.

/s/ Harvey L. Weiss
By: Harvey L. Weiss
Title: Chairman

THOMAS P. ROSATO

/s/ Thomas P. Rosato